Exhibit 10.1

INSPRO TECHNOLOGIES CORPORATION

SECURED CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This Secured Convertible Promissory Note Purchase Agreement (the “Agreement”) is made as of March 27, 2015 (the “Effective Date”) by and among InsPro Technologies Corporation, a Delaware corporation (the “Company”), InsPro Technologies, LLC, a Delaware limited liability company (“InsPro” and collectively with the Company, the “Loan Parties”), and The Co-Investment Fund II, L.P., a Delaware limited partnership (the “Purchaser”).

Recital

To provide the Company with additional resources to conduct its business, the Purchaser is willing to loan to the Company, in one disbursement, One Million Dollars ($1,000,000), subject to the conditions specified herein.

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1.             Definitions

Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 6.

2.             Amount And Terms Of The Loan

2.1           The Loan.  Subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to lend to the Loan Parties at the Closing (as hereinafter defined) the amount of One Million Dollars ($1,000,000) (the “Loan”).  The Loan will be evidenced by the Secured Convertible Promissory Note in substantially the form attached hereto as Exhibit A (the “Note”).  The Loan shall be secured by an Amended and Restated Security Agreement between the Loan Parties and the Purchaser in substantially the form attached hereto as Exhibit B (the “Security Agreement”).  This Agreement, the Note, and the Security Agreement may hereinafter be referred to collectively as the “Loan Documents” and individually as a “Loan Document.”

3.            Closing And Delivery

3.1           Closing.  The closing of the sale and purchase of the Note (the “Closing”) shall be held on the Effective Date, or at such other time as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).  The Closing shall take place via remotely via the exchange of documentation and signatures in PDF format or by facsimile on the Closing Date.

3.2           Delivery.

(a)           At the Closing the Loan Parties and the Purchaser shall have executed and delivered the Security Agreement dated as of the date hereof.

(b)           At the Closing (i) the Purchaser shall deliver to the Company a check or wire transfer funds in the amount of the Loan; and (ii) the Loan Parties shall issue and deliver to the Purchaser the Note in favor of the Purchaser payable in the principal amount of the Loan.

4.            Representations and Warranties of the Company

Each Loan Party hereby represents and warrants to the Purchaser as of the Closing as follows:

4.1           Organization and Qualification.  Each Loan Party is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  No Loan Party is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each Loan Party is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.2           Authorization; Enforcement.  Each Loan Party has the requisite corporate or limited liability company power and authority to enter into and to consummate the transactions contemplated by each of the Loan Documents and otherwise to carry out its obligations hereunder and thereunder; including the issuance and delivery of the Note and the reservation of the equity securities issuable upon conversion of the Note (the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities.  The execution and delivery of each of the Loan Documents by each Loan Party and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company action on the part of such Loan Party and no consent or further corporate or limited liability company action is required on its part in connection therewith.  Each Loan Document executed and delivered by a Loan Party has been duly executed by it and constitutes the valid and binding obligation of such Loan Party enforceable against it in accordance with its terms.  The Conversion Securities, when issued in compliance with the provisions of the Loan Documents will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

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4.3           No Conflicts.  The execution, delivery and performance of the Loan  Documents by each Loan Party and the consummation by such Loan Party of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of such Loan Party’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Loan Party debt or otherwise) or other understanding to which a Loan Party is a party or by which any property or asset of a Loan Party is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which a Loan Party is subject (including federal and state securities laws and regulations), or by which any property or asset of a Loan Party is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.4           Filings, Consents and Approvals.  No Loan Party is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by such Loan Party of the Loan Documents, other than those that have been made or obtained prior to the date of this Agreement.

4.5           SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  The Company has made available to the Purchaser or its respective representatives true, correct and complete copies of each of the SEC Reports not available on the EDGAR system (if any).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or amendment, as applicable).  Such financial statements have been prepared in accordance with GAAP, applied on a consistent basis, during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments or adjustments which will not be material, either individually or in the aggregate.

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4.6           Tax Status.  Each of the Loan Parties (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except in each case as would not reasonably be expected to have a Material Adverse Effect.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.7           Material Changes.  Since the date of the latest financial statements included in the SEC Reports, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not sold any assets outside of the ordinary course of business, (vi) the Company has not made any material capital expenditures and (vi) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The company does not have pending before the Commission any request for confidential treatment of information.  None of the Loan Parties has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

4.8           Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Loan Documents against any Loan Party or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  No Loan Party, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

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4.9           Compliance.  No Loan Party (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default under), nor has any Loan Party received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (except to the extent such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, ordinance, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, pollution, environmental protection, occupational health and safety, product quality and safety or employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

4.10         Regulatory Permits.  The Loan Parties possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess any such certificates, authorizations, licenses or permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and no Loan Party has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit.

4.11         Title to Assets.  The Loan Parties have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned or used by them that is material to their respective businesses, in each case free and clear of all Liens, except for Permitted Liens.  Any real property and facilities held under lease by the Loan Parties are held by them under valid, subsisting and, to the Loan Parties’ knowledge, enforceable leases of which the Loan Parties are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.12         Patents and Trademarks.  Each Loan Party owns or has the valid right to use all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any violation or infringement of the rights of others.  There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to anything referred to above in this Section 4.12 that is to any extent owned by or exclusively licensed to the Loan Parties, nor are the Loan Parties bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements.  The Loan Parties have not received any communications alleging that such Loan Party has violated or would violate any of the patents, trademarks, service marks, domain names, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.  The Loan Parties are not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Loan Parties or that would conflict with the Loan Parties’ business as presently conducted.  Neither the execution nor delivery of this Agreement or the Loan Documents, nor the carrying on of the Loan Parties’ business by the employees of the Loan Parties, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  To the extent the Loan Parties uses any “open source” or “copyleft” software or is a party to “open” or “public source” or similar licenses, the Loan Parties are in compliance with the terms of any such licenses, and the Loan Parties are not required under any such license to (a) make or permit any disclosure or to make available any source code for its (or any of its licensors’) proprietary software or (b) distribute or make available any of the Loan Parties’ proprietary software or intellectual property (or to permit any such distribution or availability).

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4.13         Insurance.  The Loan Parties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Loan Parties are engaged.  The Loan Parties have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent in all material respects with market for similar size companies as the Loan Parties for the lines of business of the Loan Parties at a cost that would not have a Material Adverse Effect.  No Loan Party has been refused any insurance coverage sought or applied for.

4.14         Transactions With Affiliates and Employees.  Except in connection with the transactions contemplated by this Agreement, none of the officers or directors of the Company and, to the knowledge of Loan Parties, none of the employees of the Loan Parties is presently a party to any transaction with a Loan Party (other than for ordinary course services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Loan Parties, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which in each case is required to be disclosed in the SEC Reports and has not been so disclosed.

4.15         Internal Accounting Controls.  Each Loan Party maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures so that they are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that material information relating to the Loan Parties is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that would significantly affect the Company’s internal controls.  No Loan Party has received any written notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company.

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4.16         Solvency.  Based on the financial condition of the Loan Parties as of the date hereof and as of the Closing Date (assuming that the Closing shall have occurred), (i) the present fair saleable value of each Loan Party’s assets exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the assets of each Loan Party do not constitute unreasonably small capital to carry on its business, including its capital needs taking into account the particular capital requirements of the business conducted by such Loan Party, and capital availability thereof; and (iii) the current cash flow of each Loan Party, together with the proceeds it would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The foregoing representation and warranty is also true and correct as to the Loan Parties on a consolidated basis.  No Loan Party intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its or their debt).

4.17         Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company,” an Affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.18         Disclosure.  The Loan Parties confirm that neither they nor, to their knowledge, any Person acting on their behalf has provided the Purchaser or its agents or counsel with any information that the Loan Parties believe constitutes material, non-public information, except insofar as the existence and terms of the proposed transactions hereunder and the information contained herein or in the other Loan Documents may constitute such information.  The Loan Parties understand and confirm that the Purchaser will rely on the foregoing representations and warranties in effecting transactions in securities of the Company.

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4.19         U.S. Real Property Holding Corporation.  None of the Loan Parties is, or has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and Company shall so certify upon the request of Purchaser.

4.20         Foreign Corrupt Practices.  No Loan Party nor any director, officer, agent, employee or other Person acting on behalf of a Loan Party has, in the course of its actions for, or on behalf of, a Loan Party (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee, except in each case as would not have a Material Adverse Effect.

4.21         Offering.  Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5 hereof, the offer, issue, and sale of the Note and the Conversion Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

5.            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1           Purchase for Own Account.  The Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

5.2           Securities Act; Accredited Investor.  The Purchaser acknowledges its understanding that the offering and sale of the Note has not been registered under the Securities Act, on the basis of the exemption in Section 4(2) thereof relating to transactions not involving a public offering, or any state securities laws.  The Purchaser understands that the Company’s reliance on the Section 4(2) exemption is based on the representations herein made by the Purchaser.  The Purchaser is an “Accredited Investor” as that term is defined in Regulation D under the Securities Act.

5.3           Certain Transfer Limitations.  The Purchaser acknowledges that it is familiar with the limitations which are imposed by the Securities Act on any transfer of an interest in the Note.  The Purchaser understands and acknowledges that it may have to bear the economic risk of its investment in the Securities for an indefinite period of time unless the Securities are subsequently registered under the Securities Act or an exemption therefrom is available.  The Purchaser hereby agrees that the Securities will not be transferred other than (i) pursuant to a registration under the Securities Act or pursuant to an exemption therefrom and (ii) in compliance with any applicable state securities laws.

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5.4           Information.  Without lessening or obviating the representations and warranties of the Loan Parties set forth in Section 4, the Purchaser hereby: (i) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and (ii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

5.5           Legend.  The Purchaser understands the Securities will bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS.  THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS AS TO WHICH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY.”

5.6           Ability to Bear Economic Risk.  The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

6.            Definitions

6.1           “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting a Loan Party or any of its properties, or the equity securities of the Company, or any officers, directors or key employees of a Loan Party, before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

6.2           “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, owns or controls such Person, is owned or controlled by such Person, or is under common control with such Person. With respect to a corporation, the term “Affiliate” shall also include such corporation’s senior executive officers and its directors. With respect to a limited liability company, the term “Affiliate” shall also include such company’s managers, senior executive officers, and members.

6.3           “Commission” means the Securities and Exchange Commission.

6.4           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

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6.5           “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable as of the date of determination.

6.6           “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

6.7           “Material Adverse Effect” means any of (i) a material adverse effect on the legality, validity or enforceability of any Loan Document, (ii) a material adverse effect on operations (including the results thereof), assets, liabilities, business or condition (financial or otherwise) of a Loan Party, or (iii) a material adverse impairment to any Loan Party’s ability to perform on a timely basis its obligations under any Loan Document.

6.8           “Permitted Lien” shall mean (a) Liens in favor of the Silicon Valley Bank and the Purchaser; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Loan Parties; provided, that, a stay of enforcement of any such Lien shall be in effect; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any Loan Party  or any property of any Loan Party, of any judgment, writ, order, or decree for so long as each such Lien (i) is in existence for less than twenty (20) consecutive days after it first arises or is being properly contested and (ii) is at all times junior in priority to any Liens in favor of the Purchaser; (f) mechanics’, workers’, materialmen’s or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by the applicable Loan Party; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of any Loan Party (whether structured as a purchase money security interest or a capital lease); and (h) Liens arising under leases incurred in the ordinary course of business of the Loan Parties.

6.9           “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

6.10           “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated by the Commission thereunder.

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7.             Miscellaneous

7.1           Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2           Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applied to contracts to be performed wholly within the Commonwealth of Pennsylvania.  Any judicial proceeding brought by or against any Loan Party with respect to any of the Loan, this Agreement, the other Loan  Documents or any related agreement may be brought in any court of competent jurisdiction in the Commonwealth of Pennsylvania, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to the Company at its address set forth in Section 7.5 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Purchaser’s option, by service upon the Company which each Loan Party irrevocably appoints as such Loan Party’s agent for the purpose of accepting service within the Commonwealth of Pennsylvania.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Purchaser to bring proceedings against any Loan Party in the courts of any other jurisdiction.  Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court.  Any judicial proceeding by any Loan Party against the Purchaser involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Delaware, Commonwealth of Pennsylvania.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE LOAN PARTIES AND THE PURCHASER EACH WAIVE ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY, AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

7.3           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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7.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5           Notices.  Any notice or request hereunder may be given to any Loan Party or to the Purchaser at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section.  Any notice, request, demand, direction or other communication (for purposes of this Section only, a “Notice”) to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission.  Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names below in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section.  Any Notice shall be effective:

(a)           In the case of hand-delivery, when delivered;

(b)           If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)           In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next business day by hand delivery, a facsimile or electronic transmission, or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next business day);

(d)           In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)           In the case of electronic transmission, when actually received; and

(f)            If given by any other means (including by overnight courier), when actually received.

If to the Purchaser, at:

The Co-Investment Fund II, L.P.
150 N. Radnor-Chester Road, Suite B-101
Radnor, PA  19087
Facsimile:  (610) 971-2062
Email:     badamsky@xacp.com

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If to any Loan Party, at:

InsPro Technologies Corporation
150 N. Radnor-Chester Road, Suite B-101
Radnor, PA 19087
Facsimile: (484) 654-2212
Attn: Anthony R. Verdi

with a copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Facsimile:(215) 963-5001
Email: jmckenzie@morganlewis.com
Attn: James W. McKenzie, Jr., Esq.

7.6           Severability.  If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

7.7           Expenses.  The Loan Parties and the Purchaser shall bear their respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.  All costs and expenses including reasonable attorneys’ fees and disbursements incurred by the Purchaser (a) in all efforts made to enforce payment of the Loan or any other obligation under the Loan Documents or effect collection of any collateral under the Loan Documents, or (b) in defending or prosecuting any actions or proceedings arising out of or relating to the Purchaser’s transactions with any Loan Party, shall be paid by the Loan Parties promptly after request by the Lender.

7.8           Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission, email, or pdf shall be deemed to be an original signature hereto.

7.9           Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

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7.10         Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under the Loan Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

7.11         Entire Agreement.  This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party and the Purchaser and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party’s and the Purchaser’s respective officers.  Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

[Signature Pages Follow]

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In Witness Whereof, the parties have executed this Secured Convertible Promissory Note Purchase Agreement as of the date first written above.

COMPANY:

INSPRO TECHNOLOGIES CORPORATION

By:	/s/ Anthony R. Verdi
Name: Anthony R. Verdi
Title: Chief Financial Officer

INSPRO:

INSPRO TECHNOLOGIES, LLC

By:	/s/ Anthony R. Verdi
Name: Anthony R. Verdi
Title: Chief Financial Officer

[Signature Page to Secured Convertible Promissory Note Purchase Agreement]

In Witness Whereof, the parties have executed this Secured Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

THE CO-INVESTMENT FUND II, L.P.

By:  Co-Invest Management II, L.P., its General Partner

By:  Co-Invest II Capital Partners, Inc., its General Partner

By:	/s/ Brian K. Adamsky
Name: Brian K. Adamsky
Title: CFO and Treasurer

[Signature Page to Secured Convertible Promissory Note Purchase Agreement]